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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY
                            As of January 13, 2000

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

NAME                                                               STRUCTURE                               JURISDICTION OF
                                                                                                           INCORPORATION
Assisi S.r.l.                                                 Sociedad de responsibilidad limitada                  (6)
Astro, Hobby, West Mt., Renal Care Ltd. Partnership           Limited Partnership                                   DE
Bay Area Dialysis Partnership                                 Partnership                                           CA
Beta Dial S.r.l.                                              Sociedad de responsibilidad limitada                  (6)
Beverly Hills Dialysis Partnership                            Partnership+                                          CA
Burbank Dialysis Partnership                                  Partnership                                           CA
Capital Dialysis Partnership                                  Partnership                                           CA
Carroll County Dialysis Facility, Inc.                        Corporation                                           MD
Carroll County Dialysis Facility Limited Partnership          Partnership                                           MD
Centro De Tratamiento Medico Renal S.A.                       Sociedad Anonima                                      (3)
Cercos S.r.l.                                                 Sociedad de responsibilidad limitada                  (6)
Continental Dialysis Center, Inc.                             Corporation                                           VA
Continental Dialysis Center of Springfield-Fairfax, Inc.      Corporation                                           VA
Crescent City Dialysis Partnership                            Partnership                                           LA
Crystal River Dialysis, LLC                                   Limited Liability Company                             FL
DialTorre S.r.l.                                              Sociedad de responsibilidad limitada                  (6)
Dialysis Specialists of Dallas, Inc.                          Corporation                                           TX
Dialysis Treatment Centers of Macon, LLC                      Limited Liability Company                             GA
Due Torri S.r.l.                                              Sociedad de responsibilidad limitada                  (6)
East End Dialysis Center, Inc.                                Corporation                                           VA
Eastmont Partnership                                          Partnership                                           CA
Eaton Canyon Dialysis Partnership                             Partnership                                           CA
Elberton Dialysis Center, Inc.                                Corporation                                           GA
Elmbrook Kidney Center, Inc.                                  Corporation                                           TX
Enfermedades Renales - Centro de Dialisis S.A.                Sociedad Anonima*                                     (2)
Enne  S.r.l.                                                  Sociedad de responsibilidad limitada                  (6)
Fanus S.r.l.                                                  Sociedad de responsibilidad limitada                  (6)
Flamingo Park Kidney Center, Inc.                             Corporation                                           FL
Flaminia S.r.l.                                               Sociedad de responsibilidad limitada                  (6)
Flavia S.r.l.                                                 Sociedad de responsibilidad limitada                  (6)
Garey Dialysis Center Partnership                             Partnership                                           CA
Guam Renal Care Partnership                                   Partnership                                           GU
Guam Renal Management Partnership                             Partnership                                           GU
Houston Kidney Center/Total Renal Care Integrated Svc.        Partnership                                           DE
Hutchinson Dialysis, L.L.C.                                   Limited Liability Company#                            KS
IL Nefrologico S.r.l.                                         Sociedad de responsibilidad limitada                  (6)
Imera S.A.                                                    Sociedad Anonima                                      (3)
Integrated Services Network, LP                               Partnership                                           DE
Instituto Privado de Nefrologia S.A.                          Sociedad Anonima*                                     (7)
Instituto Renal Tucuman S.A.                                  Sociedad Anonima                                      (4)
Ionica S.r.l.                                                 Sociedad de responsibilidad limitada                  (6)
Irno Dial S.r.l.                                              Sociedad de responsibilidad limitada                  (6)
Kenner Regional Dialysis Partnership                          Partnership                                           LA
Lincoln Park Dialysis Services, Inc.                          Corporation                                           IL
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                          SUBSIDIARIES OF THE COMPANY

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 NAME                                                          STRUCTURE                                    JURISDICTION OF
                                                                                                            INCORPORATION

Los Angeles Dialysis Center                                   Partnership                                           CA
Mason-Dixon Dialysis Facility, Inc.                           Corporation                                           MD
MD Investments, LLC                                           Partnership                                           VA
Moncrief Dialysis Center/Total Renal Care, LP                 Partnership#                                          DE
Nedial  S.r.l.                                                Sociedad de responsibilidad limitada                  (6)
Nedial Napoli, S.r.l.                                         Sociedad de responsibilidad limitada                  (6)
Nefrologia S.r.l.                                             Sociedad de responsibilidad limitada                  (6)
Nefrologia Escobar S.A.                                       Sociedad Anonima                                      (3)
New Dial S.r.l.                                               Sociedad de responsibilidad limitada                  (6)
Omnia Dial S.r.l.                                             Sociedad de responsibilidad limitada                  (6)
Open Access Sonography                                        Corporation                                           FL
Pacific Coast Dialysis Center                                 Partnership                                           CA
Pacific Dialysis Partnership                                  Partnership                                           GU
Peninsula Dialysis Center, Inc.                               Corporation                                           VA
Peralta Renal Center                                          Partnership+                                          CA
Piedmont Dialysis Center                                      Partnership+                                          CA
Renal Diagnostic Laboratories, Inc.                           Corporation                                           DE
Renal Treatment Centers, Inc.                                 Corporation                                           DE
Renal Treatment Centers - California                          Corporation                                           DE
Renal Treatment Centers - Hawaii, Inc.                        Corporation                                           DE
Renal Treatment Centers - Illinois, Inc.                      Corporation                                           DE
Renal Treatment Centers - Management Acquisition, Inc.        Corporation                                           DE
Renal Treatment Centers - Mid-Atlantic, Inc.                  Corporation                                           DE
Renal Treatment Centers - Northeast, Inc.                     Corporation                                           DE
Renal Treatment Centers - Southeast, Inc.                     Corporation                                           DE
Renal Treatment Centers - West, Inc.                          Corporation                                           DE
RTC Argentina S.A.                                            Sociedad Anonima                                      (3)
RTC Holdings, Inc.                                            Corporation                                           DE
RTC Holdings International, Inc.                              Corporation                                           DE
RTC Supply, Inc.                                              Corporation                                           DE
RTC - Texas Acquisition, Inc.                                 Corporation                                           TX
RTC TN, Inc.                                                  Corporation                                           DE
Rusdial S.r.l.                                                Sociedad de responsibilidad limitada                  (6)
Salaria S.r.l.                                                Sociedad de responsibilidad limitada                  (6)
San Cristobal - TRC Dialysis Center                           Partnership                                           PR
San Gabriel Valley Partnership                                Partnership                                           CA
Sunrise Dialysis Partnership                                  Partnership+                                          CA
Tiburtina S.r.l.                                              Sociedad de responsibilidad limitada                  (6)
Total Acute Kidney Care, Inc.                                 Corporation                                           FL
Total Renal Care Acquisition Corp.                            Corporation                                           DE
Total Renal Care, Inc.                                        Corporation                                           CA
Total Renal Care Colorado, Inc.                               Corporation                                           CO
Total Renal Care (Denham), Limited                            Corporation                                           (5)
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                         SUBSIDIARIES OF THE COMPANY

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
 NAME                                                          STRUCTURE                                    JURISDICTION OF
                                                                                                            INCORPORATION

Total Renal Care Hollywood Partnership                        Partnership                                           CA
Total Renal Care International Limited                        Corporation                                           (5)
Total Renal Care Italia S.r.l.                                Sociedad de responsibilidad limitada                  (6)
Total Renal Care New York, Inc.                               Corporation                                           NY
Total Renal Care North Carolina, LLC                          Limited Liability Company                             DE
Total Renal Care Provo, L.L.C.                                Limited Liability Company                             DE
Total Renal Care Puerto Rico, Inc.                            Corporation                                           PR
Total Renal Care Utah, LLC                                    Limited Liability Company                             DE
Total Renal Care (UK) Limited                                 Corporation                                           (5)
Total Renal Care Texas Limited Partnership                    Limited Partnership                                   DE
Total Renal Care West, Inc.                                   Corporation                                           DE
Total Renal Laboratories, Inc.                                Corporation                                           FL
Total Renal Research Institute, Inc.                          Corporation                                           DE
Total Renal Support Services, Inc.                            Corporation                                           DE
Total Renal Support Services of North Carolina, LLC           Limited Liability Company                             DE
TRC Dyker Heights, L.P.                                       Limited Partnership                                   NY
TRC El Paso Limited Partnership                               Partnership                                           DE
TRC Four Corners Dialysis Clinics, LLC                        Partnership                                           NM
TRC - Georgetown Regional Dialysis LLC                        Limited Liability Company                             DC
TRC Germany GmbH                                              Gesellschaft mit beschrankter Haftung                 (1)
TRC - Indiana LLC                                             Limited Liability Company                             IN
TRC - Richmond Renal Care, LLC                                Limited Liability Company                             VA
TRC - Petersburg, LLC                                         Limited Liability Company                             DE
TRC - Rogosin Group, L.P.                                     Limited Partnership                                   NY
Tri-City Dialysis Center, Inc.                                Corporation                                           VA
Unidad Nefrologica Bustamante S.A.                            Sociedad Anonima                                      (3)
University Park Dialysis Partnership                          Partnership                                           CA
Vega S.r.l.                                                   Sociedad de responsibilidad de limitada               (6)
Wilshire Dialysis Partnership                                 Partnership                                           CA

------------------------
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(1)  Germany
(2)  Province of Mendoza, Argentina
(3)  City of Buenos Aires, Argentina
(4)  Province of Tucuman, Argentina
(5)  United Kingdom
(6)  Italy
(7)  Province of Santiago del Estero, Argentina

* These entities were each originally a Sociedad de Responsibilidad Limitada (S.r.l.), but were each transformed into a Sociedad Anonima prior to acquisition by RTC Argentina S.A. The transformation in each case is still in the process of being registered before the applicable Public Register of Commerce.

+    Wholly owned by Total Renal Care, Inc. with an affiliated entity.

#    Minority subsidiaries not consolidated for accounting purposes